Exhibit 99.1

Aqua Metals Strengthens Board of Directors to Advance Sustainable Battery Recycling and Critical Minerals Production

Industry Leader Steve Henderson and Finance Expert Eric Gangloff Bring Strategic Expertise to Support Growth

RENO, Nev., February 6, 2025 – Aqua Metals, Inc. (NASDAQ: AQMS), a leader in clean metals recycling, today announced the appointment of Steve Henderson and Eric Gangloff to its Board of Directors. These additions bring deep industry expertise and financial leadership, supporting the Company’s mission to scale its cost leading and low-carbon lithium battery recycling technology and accelerate the development of a domestic critical minerals supply chain.

Strengthening Industry Reach and Commercial Execution

Steve Henderson joins Aqua Metals’ Board with over four decades of experience in automotive, specialty chemicals, and manufacturing. Most recently, he served as Executive Vice President at Leggett & Platt, overseeing businesses that accounted for over half of the company’s total revenue and EBITDA. Previously, at Dow Chemical, Henderson led the company’s automotive division and played a key role in advancing battery material innovations, working directly with industry leaders like Tesla, Ford, and Magna.

“Aqua Metals is building a cleaner, more cost-efficient solution for battery recycling and critical minerals production,” said Steve Cotton, CEO of Aqua Metals. “I look forward to leveraging Steve’s experience and network to help the company establish a strong position in the global battery supply chain ecosystem.”

Expanding Financial and Investment Expertise

Eric Gangloff has extensive experience in capital markets, debt financing, and investment management. As the founder of Summit Alternative Investments and Chairman and CEO of AmeriFirst Finance, he has structured and executed complex debt and equity financial transactions across multiple asset classes with counterparties such as Goldman Sachs, Deutsche Bank, First National Bank of Omaha, Bayview Asset Management, Credigy, Fortress Investment Group and many others. His background includes leadership roles in both consumer finance and strategic lending, making him well-equipped to support Aqua Metals' growth and commercialization strategy.

“Eric’s expertise in structuring financing solutions will be a major asset as Aqua Metals moves toward commercial-scale operations,” said Steve Cotton, CEO of Aqua Metals. “His ability to connect financial strategy with operational execution will also help us accelerate our plans and drive long-term value for our stakeholders.”

Scaling Clean Battery Recycling for the Future

These appointments come at a critical time as Aqua Metals strives to scale its AquaRefining™ process aiming to provide an economically profitable, environmentally sustainable and domestically sourced supply of lithium, nickel, and cobalt—key materials for electric vehicles and energy storage.

The Company’s technology eliminates the need for polluting smelting processes and significantly improves economics by recycling chemicals in a closed-loop process vs high-cost, one-time-use chemicals and undesirable waste streams. AquaRefining™ provides a low-cost, low-carbon, closed-loop recycling solution to reduce reliance on foreign supply chains. Henderson’s deep industry connections and Gangloff’s financial expertise are expected to support Aqua Metals’ efforts to expand commercial partnerships, secure financing, and accelerate the buildout of its Sierra ARC facility.

About Aqua Metals

Aqua Metals, Inc. (NASDAQ: AQMS) is reinventing metals recycling with its patented AquaRefining™ technology. The Company is pioneering a sustainable recycling solution for materials strategic to energy storage and electric vehicle manufacturing supply chains. AquaRefining™ is a low-emissions, closed-loop recycling technology that replaces polluting furnaces and hazardous chemicals with electricity-powered electroplating to recover valuable metals and materials from spent batteries with higher purity, lower emissions, and minimal waste. Aqua Metals is based in Reno, NV and operates the first sustainable lithium battery recycling facility at the Company’s Innovation Center in the Tahoe-Reno Industrial Center. To learn more, please visit www.aquametals.com.

Aqua Metals Social Media

Aqua Metals has used, and intends to continue using, its investor relations website (https://ir.aquametals.com), in addition to its Twitter, Threads, LinkedIn and YouTube accounts at https://twitter.com/AquaMetalsInc (@AquaMetalsInc), https://www.threads.net/@aquametalsinc (@aquametalsinc), https://www.linkedin.com/company/aqua-metals-limited and https://www.youtube.com/@AquaMetals respectively, as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Safe Harbor

This press release contains forward-looking statements concerning Aqua Metals, Inc. Forward-looking statements include, but are not limited to, our plans, objectives, expectations and intentions and other statements that contain words such as "expects," "contemplates," "anticipates," "plans," "intends," "believes", "estimates", "potential" and variations of such words or similar expressions that convey the uncertainty of future events or outcomes, or that do not relate to historical matters. Those forward-looking statements involve known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially, including, but not limited to those risks disclosed in the section "Risk Factors" included in our Annual Report on Form 10-K filed on March 28, 2024. Aqua Metals cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake and specifically disclaims any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by law.

Contact Information

Investor Relations

Bob Meyers & Rob Fink

FNK IR

646-878-9204

aqms@fnkir.com

Media

David Regan

Aqua Metals

415-336-3553

david.regan@aquametals.com